                                                                     Exhibit 5.1

                                                             March 29, 2002


                               [Baker Botts Logo]

00D805.0321

Pennzoil-Quaker State Company
Pennzoil Place
700 Milam Street
Houston, Texas 77002

                         Pennzoil-Quaker State Company
                           10% Senior Notes Due 2008

Ladies and Gentlemen:

   As set forth in the Registration Statement on Form S-4 (File No. 333-84640) (the "Registration Statement") filed by Pennzoil-Quaker State Company, a Delaware corporation (the "Company") and the subsidiaries of the Company named in Schedule I hereto (the "Guarantors") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $250,000,000 aggregate principal amount of 10% Senior Notes Due 2008 (the "New Notes") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the New Notes, we are passing upon certain legal matters in connection with the New Notes of the Company and the Guarantees of the Guarantors. The New Notes and the Guarantees are to be offered by the Company and the Guarantors, respectively, in exchange (the "Exchange Offer") for a like aggregate principal amount of the Company's issued and outstanding 10% Senior Notes Due 2008 (the "Old Notes") and related guarantees. The New Notes and the Guarantees will be issued under an Indenture dated as of November 2, 2001 (the "Indenture") among the Company, the Guarantors and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.


   In our capacity as counsel to the Company and the Guarantors in the connection referred to above, we have examined the Registration Statement, the Indenture (including each guarantee set forth therein) and the form of the New Notes, each of which will be filed with the Commission as an exhibit to the Registration Statement. We have also examined originals, or copies certified or otherwise identified, of (i) the Company's Restated Certificate of Incorporation and Bylaws, each as amended to date, (ii) corporate records of the Company, including minute books of the Company as furnished to us by the Company, (iii) the charter, bylaws or other governing documents of each of the Guarantors, (iv) corporate or partnership records of each of the Guarantors, including minute books of each of the Guarantors furnished to us by the Guarantors, (v) certificates of public officials and of representatives of the Company and the Guarantors, and (vi) statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving the opinions set forth below, we have relied upon certificates of officers or other representatives of the Company and the Guarantors with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete and all documents submitted to us as certified or photostatic copies conform to the originals thereof.
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   On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the terms of the Exchange Offer as contemplated in the Registration Statement, the New Notes and the Guarantees will constitute legal, valid and binding obligations of the Company and the Guarantors, respectively, enforceable against them in accordance with their terms.

   Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity and public policy (regardless of whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Furthermore, the opinion set forth above is limited in all respects to matters of the laws of the States of Maryland, Texas and New York, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States, each as in effect on the date hereof. In rendering the opinion set forth above with respect to the laws of the State of Maryland, we have relied, with your consent, in all respects as to matters regarding the laws of the State of Maryland on the opinion of counsel in such State that has been furnished to you.

   We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ BAKER BOTTS L.L.P.
                                          -------------------------------------
                                          Baker Botts L.L.P.

DWT/STW/HK
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                                   Schedule I

                                   Guarantors

                                                       State or Other
                                                       Jurisdiction of
                                                        Incorporation
      Guarantor                                        or Organization
      ---------                                        ---------------
      Blue Coral, Inc.                                    Delaware
      Jiffy Lube International, Inc.                      Delaware
      Jiffy Lube International of Maryland, Inc.          Maryland
      Medo Industries, Inc.                               New York
      Pennzoil-Quaker State Canada Holding Company        Delaware
      Pennzoil-Quaker State International Corporation     Delaware
      Q Lube, Inc.                                        Delaware